AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 29, 2000

                                                  REGISTRATION NO. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               ALTERA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       DELAWARE                                                 77-0016691

     (State or other                                          (IRS Employer
     jurisdiction of                                      Identification Number)
     incorporation or
      organization)



                             101 INNOVATION DRIVE
                          SAN JOSE, CALIFORNIA 95134
                                (408) 544-7000

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                         RESTRICTED STOCK PURCHASE RIGHT

                           (Full title of the plan(s))

                                   ----------

                                  RODNEY SMITH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               ALTERA CORPORATION
                              101 INNOVATION DRIVE
                               SAN JOSE, CA 95134
                                 (408) 544-7000

(Name, address, and telephone number, including area code, of agent for service)


                                   ----------

                                   Copies to:



 C. WENDELL BERGERE, ESQ.                            THOMAS C. DeFILIPPS, ESQ.
   ALTERA CORPORATION                           WILSON SONSINI GOODRICH & ROSATI
   101 INNOVATION DRIVE                              PROFESSIONAL CORPORATION
   SAN JOSE, CA 95134                                  650 PAGE MILL ROAD
                                                    PALO ALTO, CA 94304-1050


                         CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                             PROPOSED    PROPOSED
                  TITLE OF                     MAXIMUM       MAXIMUM      MAXIMUM
                 SECURITIES                    AMOUNT        OFFERING    AGGREGATE    AMOUNT OF
                    TO BE                       TO BE       PRICE PER    OFFERING    REGISTRATION
                 REGISTERED                   REGISTERED     SHARE (1)    PRICE         FEE
------------------------------------------ ---------------- ----------- ------------ ------------
Common Stock, $0.001 par value issuable under:
      Restricted Stock Purchase Right      25,000 shares     $ 0.001      $ 25.00       $ 1.00
------------------------------------------ ---------------- ----------- ------------ ------------
         TOTAL                             25,000 SHARES     $ 0.001      $ 25.00       $ 1.00
=================================================================================================

(1) Computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended. Such computation is based on the exercise price of $0.001 per share covering shares to be sold pursuant to the Restricted Stock Purchase Right.



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                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Registrant hereby incorporates by reference in this Registration Statement the following documents:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, filed pursuant to Section 13(a) of the Exchange Act.

3. The description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A on March 18, 1988 pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

4. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        The Board of Directors of the Company has authorized the grant of a restricted stock purchase right to a new Company employee. The shares subject to such purchase right will be purchased on the terms set forth in the Restricted Stock Purchase Agreement attached hereto as Exhibit 10.55.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation and By-laws require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. Article EIGHTH of the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damage for breach of their fiduciary duty as a director, to the extent allowed under Delaware law. Article VII of the Registrant's By-Laws provide, among other things, that (i) the Registrant is required to



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indemnify its directors and officers and persons serving in such capacities in other business enterprises at the Registrant's request, (ii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, provided that such individual delivers an undertaking to the Registrant that he or she will repay all amounts advanced in the event it is ultimately determined that such individual is not entitled to be indemnified, (iii) the rights conferred in the By-Laws are not exclusive and
(iv) the Registrant may not retroactively amend the By-Law provisions in a way that is adverse to such directors and officers.

        The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the By-Laws, as well as certain additional procedural protections.

        Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant intends to enter into indemnification agreements to such effect with its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

         Exhibit No.       Description
         -----------       -----------
           5.1             Opinion of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation

          10.55            Form of Restricted Stock Purchase Agreement

          23.1             Consent of PricewaterhouseCoopers LLP

          23.2             Consent of Counsel (included in Exhibit 5.1)

          24.1             Power of Attorney (See page 7)

ITEM 9. UNDERTAKINGS

        (a)    Rule 415 offering.  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


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                      (ii)   To reflect in the prospectus any facts or events
                             arising after the effective date of the
                             registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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        (c) Request for acceleration of effective date or filing of registration statement on Form S-8

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 29,
2000.

                               ALTERA CORPORATION



                                  By: /s/ Nathan M. Sarkisian
                                     -------------------------------------------
                                     Nathan M. Sarkisian,  Senior Vice President
                                     and Chief Financial Officer



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                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney Smith and Nathan M. Sarkisian, and each of them, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURE                                TITLE                             DATE
        ---------                                -----                             ----
/s/ Rodney Smith                   President and Chief Executive Officer      February 29, 2000
-----------------------------      (Principal Executive Officer) and
   Rodney Smith                    Chairman of the Board of Directors


/s/ Nathan M. Sarkisian            Senior Vice President and Chief            February 29, 2000
-----------------------------      Financial Officer (Principal Financial
   Nathan M. Sarkisian             and Accounting Officer)



/s/ Charles M. Clough              Director                                   February 29, 2000
-----------------------------
   Charles M. Clough


/s/ Michael A. Ellison             Director                                   February 29, 2000
-----------------------------
   Michael A. Ellison

/s/ Paul Newhagen                  Director                                   February 29, 2000
-----------------------------
   Paul Newhagen


/s/ Robert W. Reed                 Director                                   February 29, 2000
-----------------------------
   Robert W. Reed


/s/ Deborah D. Rieman              Director                                   February 29, 2000
-----------------------------
   Deborah D. Rieman


/s/ William E. Terry               Director                                   February 29, 2000
-----------------------------
   William E. Terry



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                                 EXHIBIT INDEX

         Exhibit No.       Description
         -----------       -----------
           5.1             Opinion of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation

          10.55            Form of Restricted Stock Purchase Agreement

          23.1             Consent of PricewaterhouseCoopers LLP

          23.2             Consent of Counsel (included in Exhibit 5.1)

          24.1             Power of Attorney (See page 7)